EXHIBIT 99.1

Altria and Lexaria Conclude Phase I Research and Development Program

R&D Program Utilized Lexaria’s Patented DehydraTECHTM Technology for Oral Nicotine Delivery

Conclusion of Phase I allows for additional phased private financings up to a further US$11 million from Altria

Kelowna, British Columbia– July 16, 2020 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, announces that Phase I of the research and development program of oral forms of nicotine delivery utilizing Lexaria’s patented DehydraTECHTM technology with Altria Ventures Inc. (“Altria”) has concluded.

The Phase I research and development program was initiated to evaluate reduced health risks relative to combusted tobacco of a preliminary DehydraTECHTM oral nicotine formulation that Lexaria had previously announced findings with in 2018. The following main findings were determined about the early-stage DehydraTECHTM formulation:

-	It demonstrated acceptable chemical and microbiological stability;

-	It was well tolerated in a 7-day, repeat-dose acute toxicology study in rats with no test article-related effects on survival, macroscopic findings, or organ weights and no test article-related histopathological tissue findings;

-	It created no issues with throat burn and irritation in oral pouch and chew formats at standard commercial doses upon small scale sensory analysis in humans; and

-	It demonstrated formation of a unique mixture of nanoparticles without formation of a covalently linked, new molecular entity construct upon molecular characterization by Canada’s National Research Council (NRC); and is, therefore, not believed to be preclusive of Premarket Tobacco Product Application (“PMTA”) applicability in this respect.

Lexaria has been advised that Altria is exercising its right to activate the “First Warrant Tranche Trigger”(as such term is defined in the Warrant and Option Agreement dated as of January 15, 2019 among Lexaria, its majority owned subsidiary Lexaria Nicotine LLC and Altria) indicating that Phase I of the research and development program has come to a close. As a result, Altria now has 90 days, or until 11:59 pm on October 8, 2020 to exercise its First Warrant Tranche by way of a further staged payment to Lexaria Nicotine as per the agreements among the parties. This payment would enable Altria to retain its current exclusivity in the US market for Lexaria’s DehydraTECHTM for purposes of oral nicotine delivery.

Regardless of whether Altria exercises the First Warrant Tranche, Altria maintains its existing minority equity stake and board representation in Lexaria Nicotine LLC. Altria additionally retains a non-exclusive license to use DehydraTECHTM worldwide outside of the US and has agreed to an earlier-defined royalty payment schedule to Lexaria in the event it decides to utilize the technology commercially.

“The findings from this Phase I research and development program deliver many valuable insights about our DehydraTECHTM technology,” said Chris Bunka, Chief Executive Officer of Lexaria. “We are pleased to have concluded the Phase I scientific program and we thank the joint researchers at both Altria and the NRC for their collaboration together with our own scientists.”

Lexaria continues to showcase its advanced technology to other tobacco, nicotine and pharmaceutical companies and is currently in discussions with two other companies that are each one of the world’s ten largest tobacco firms. Lexaria believes the suitability of DehydraTECHTM to successfully deliver nicotine through oral methods has been enhanced due to the extensive scientific rigour it was subjected to during the 2019 R&D program and is highly positive regarding its commercial future.

About Lexaria

Lexaria Bioscience Corp’s. (OTCQX: LXRP) proprietary drug delivery technology, DehydraTECH™, improves the way active pharmaceutical ingredients (APIs) enter the bloodstream by promoting healthier ingestion methods and increasing the effectiveness of fat-soluble active molecules, thereby lowering overall dosing. The Company’s technology can be applied to many different ingestible product formats, including foods, beverages, oral suspensions, tablets, and capsules. DehydraTECH increases bio-absorption by up to 5-10x, reduces time of onset from 1 - 2 hours to 10 - 20 minutes, and masks unwanted tastes for orally administered bioactive molecules, including anti-virals, cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine, and other molecules. Lexaria has licensed DehydraTECH to multiple companies including a world-leading tobacco producer for the development of smokeless, oral-based nicotine products and for use in industries that produce cannabinoid beverages, edibles, and oral products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide. For more information, please visit www.lexariabioscience.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements by the company relating to the conclusions reached from the company’s Phase 1 study and the ultimate suitability of DehydraTECH to deliver nicotine through oral methods. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements. As such, you should not place undue reliance on these forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, the inherent uncertainties in the initiation, ongoing assessment and completion of preclinical and clinical studies, whether interim results from a clinical study will be predictive of the final results of the study or the results of future studies, the risk that trials and studies may be delayed and may not have satisfactory outcomes, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, and other factors which may be identified from time to time in the Company’s public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. There is no assurance that existing capital is sufficient for the Company’s needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing any active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

INVESTOR CONTACT:

ir@lexariabioscience.com

Phone: 866-221-3341